Exhibit 32.2

Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned certifies that to the best of my knowledge:

(1)	the Quarterly Report on Form 10-Q of A. O. Smith Corporation for the quarter ended March 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A. O. Smith Corporation.

May 7, 2018

/s/ John J. Kita

John J. Kita

Executive Vice President and Chief Financial Officer